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EXHIBIT 23.1 - INDEPENDENT AUDITORS' CONSENT

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-43952, No. 33-58584, No. 33-70666, No. 33-81902, No. 333-00948, No.
333-53577, No. 333-47526 and No. 333-70418, on Form S-8 of ShopKo Stores, Inc.
of our report dated March 31, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (1) the adoption, in fiscal 2003, of Emerging Issues Task Force Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor", and (2) the adoption, effective February 3, 2002, of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."), appearing in this Annual Report on Form 10-K of ShopKo Stores, Inc. for the year (52 weeks) ended January 31, 2004.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
April 8, 2004

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